As filed with the Securities and Exchange Commission on March 3, 2014

Registration No. 333-131034

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1547518 (I.R.S. Employer Identification Number)
711 Main Street, Box 810, Jasper, Indiana 47546 (812) 482-1314 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark A. Schroeder

German American Bancorp, Inc.

711 Main Street, Box 810, Jasper, Indiana 47546

(812) 482-1314 Facsimile: (812) 482-0745
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copy to: Mark B. Barnes Mark Barnes Law PC, 5717 Fall Creek Road, Indianapolis, Indiana 46220 (317) 757-5570 (Counsel for registrant)

Indicate by check mark whether the registrant is a:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

German American Bancorp, Inc. (the “Registrant”) is filing this Post-Effective Amendment to deregister all unsold securities registered for issuance under the Registration Statement on Form S-3, File No. 333-131034, which was filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2006 (the “Registration Statement”). The Registrant hereby removes from registration all securities registered but unsold under the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly cause this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on February 28, 2014.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder
Chairman and Chief Executive Officer and Agent for Service

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.